Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 28, 2014, among WCI Communities, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 7, 2013 providing for the issuance of 6.875% Senior Notes due 2021 (the “Securities”);

WHEREAS, pursuant to Section 9.01(6) of the Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to amend the Indenture and execute and deliver this Supplemental Indenture without notice to or consent of Holders to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holders; and

WHEREAS, the Company and the Subsidiary Guarantors have authorized the execution and delivery of this Supplemental Indenture and the Trustee has received an Opinion of Counsel and an Officer’s Certificate pursuant to Sections 11.04 and 11.05 of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AMENDMENTS TO THE INDENTURE.  Subject to Section 7 hereof, the following Sections of the Indenture are hereby amended to read as follows and any and all references to such Sections and provisions of the Indenture which are amended and all obligations thereunder are hereby deleted throughout the Indenture, and such Sections and references shall be of no further force or effect:

a) Section 10.07(5) of the Indenture is hereby amended and restated in its entirety as follows:

“(5)                           [INTENTIONALLY OMITTED]”

b) Section 10.07(6) of the Indenture is hereby amended and restated in its entirety as follows:

“(6)                           [INTENTIONALLY OMITTED]”

3.                                      GOVERNING LAW.   THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

6.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

7.                                      RATIFICATION OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore and hereafter authenticated and delivered shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WCI COMMUNITIES, INC.

By:	/s/ Keith E. Bass
Name: Keith E. Bass
Title: President and Chief Executive Officer

GUARANTORS

WCI COMMUNITIES, LLC
WCI COMMUNITIES MANAGEMENT, LLC
SPECTRUM EASTPORT, LLC
WCI COMMUNITIES RIVINGTON, LLC
WCI TOWERS NORTHEAST USA, INC.
WATERMARK REALTY REFERRAL, INC.

By:	/s/ Keith E. Bass
Name: Keith E. Bass
Title: President and Chief Executive Officer

PELICAN LANDING GOLF RESORT
VENTURES, INC.

By:	/s/ Keith E. Bass
Name: Keith E. Bass
Title: President

WCI REALTY, INC.
WATERMARK REALTY, INC.

By:	/s/ Russell Devendorf
Name: Russell Devendorf
Title: Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

[Signature Page to First Supplemental Indenture]